Exhibit 10.196















                                CREDIT AGREEMENT



                                   dated as of



                                  June 27, 1997










                                   ==========



                         THE CHARLES SCHWAB CORPORATION

                                CREDIT AGREEMENT



                  THIS CREDIT AGREEMENT ("this Agreement") is entered into as of June 27, 1997, between The Charles Schwab Corporation, a Delaware corporation (the "Borrower"), and the Bank named on the signature page hereto (the "Bank").

                  WHEREAS, the Bank is willing to make revolving credit loans to the Borrower from time to time through June 26, 1998, and to make Term Loans to the Borrower on or before June 26, 1998 and maturing no later than June 25, 1999, on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


1.       DEFINITIONS

         Assessment Rate:           For any  Interest Period for  any Advance or
                                    Term Loan for  which  the  CD Rate has  been
                                    selected,  the  assessment  rate  per  annum
                                    (adjusted  upward,   if  necessary,  to  the
                                    nearest  1/100  of  1%)  determined  by  the
                                    Confirming  Bank  on  the  first day of such
                                    Interest  Period  for  determining  the then
                                    current annual  assessment  payable  by  the
                                    Bank  to   the   Federal  Deposit  Insurance
                                    Corporation (or any successor thereto) for such Corporation's (or successor's) insuring
                                    U.S. dollar time deposits of the Bank in the United States. The CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         Banking Day:               Any  Monday, Tuesday, Wednesday, Thursday or
                                    Friday, other than a day on which banks are authorized or required to be closed in California or New York.

         Borrowing Advice:          A  written  request  made  by  the  Borrower
                                    with  respect  to  an  Advance  or Term Loan
                                    specifying   the   information  required  in
                                    Paragraph 2.3 hereof and executed by the Borrower from time to time.

         Borrowing Agreement:       Any of those separate  credit agreements (so
                                    long  as  the  Credit  (as  defined  herein)
                                    thereunder has not been terminated)  between
                                    the Borrower and any of the  Banks  referred
                                    to  in  Schedule  I  hereto  (other than the
                                    Bank) and having terms substantially similar
                                    to those  contained in this Agreement.  Such
                                    Schedule I  may from time to time be amended
                                    by  th  Borrower  by  Borrower's delivery to
                                    each  Bank  (including  the  Bank) of  a new
                                    Schedule I,  and  each  such  new Schedule I
                                    delivered  by  the  Borrower  to  each  Bank
                                    (including  the   Bank)  shall  replace  and
                                    supersede   the   then-existing  Schedule  I
                                    and  shall be the  Schedule I referred to in
                                    this  Agreement;  provided, however, that no
                                    such   newly  delivered   Schedule  I  shall
                                    amend or otherwise change the name, address, or amount of Credit applicable to the Bank on the initial Schedule I hereto without the prior written consent of the Bank or as otherwise permitted in accordance with the terms of this Agreement. Each such newly delivered Schedule I shall include all of the then-existing credit agreements between the Borrower and any Bank having terms substantially similar to those contained in this Agreement so long as the Credit (as defined herein) thereunder has not been terminated.

         Broker Subsidiary:         Charles  Schwab  & Co., Inc.,  a  California
                                    corporation, and its successors and assigns.

         CD Banking  Day:           Any  Banking  Day on  which dealings in bank
                                    certificates of deposit are conducted by New
                                    York City certificate of deposit dealers.

         CD Rate: For any Interest Period for any Advance or Term Loan for which the CD Rate has been selected or is applicable, the sum of:

                                    (a) the  Assessment  Rate  for the  Interest
                                        Period, plus

                                    (b) the rate per annum obtained by  dividing
                                        (i)  the  rate  of  interest  per  annum
                                        determined by the Confirming  Bank to be
                                        (aa) the average  (adjusted  upward,  if
                                        necessary,  to the  nearest  1/16 of 1%)
                                        rate  per   annum  at  which   bids  are
                                        received by the CD  Reference  Banks for
                                        their  certificates  of  deposit  as  at
                                        11:00  a.m.  New York  City  time (or as
                                        soon as practicable thereafter),  on the
                                        first day of an Interest Period from two
                                        or more New  York  City  certificate  of
                                        deposit  dealers of recognized  standing
                                        selected by the Confirming  Bank for the
                                        purchase   at   face   value   of   such
                                        certificates  of  deposit  in an  amount
                                        comparable  to the  Advance or Term Loan
                                        for which the CD Rate has been  selected
                                        and having a maturity comparable to such
                                        Interest Period or (bb) in the event the
                                        Confirming  Bank cannot,  without  undue
                                        effort,   obtain   rates  from  such  CD
                                        Reference   Banks,  the  certificate  of
                                        deposit rate as reported for the date of
                                        the Borrowing Advice in "Federal Reserve
                                        Statistical  Release--Selected  Interest
                                        Rates--  H.15(519),"  published  by  the
                                        Board  of   Governors   of  the  Federal
                                        Reserve   System,   or   any   successor
                                        publication,   under  the  caption  "CDs
                                        (Secondary  Market)"  having a  maturity
                                        most    closely     approximating    the
                                        conclusion of such Interest  Period,  by
                                        (ii)  a  percentage   (expressed   as  a
                                        decimal) equal to 1.00 minus the CD Rate
                                        Reserve Percentage.

         CD Rate Reserve
           Percentage:                  For any Interest  Period for any Advance
                                        or Term  Loan for  which the CD Rate has
                                        been  selected  or  is  applicable,  the
                                        percentage  (expressed  as a decimal) as
                                        calculated by the  Confirming  Bank that
                                        is in  effect  on the  first day of such
                                        Interest  Period,  as  prescribed by the
                                        Board  of   Governors   of  the  Federal
                                        Reserve System (or any  successor),  for
                                        determining    the    maximum    reserve
                                        requirements     (including,     without
                                        limitation,     basic,     supplemental,
                                        marginal and  emergency  reserves) for a
                                        bank  with   deposits   exceeding   five
                                        billion dollars that is a member of the Federal Reserve System, in respect of new non-personal time deposits in U.S.
                                        dollars in the United States having a maturity comparable to the applicable
                                        Interest Period for said Advance or Term
                                        Loan for which the CD Rate has been selected (such bank's reserve ratio on such time deposits in effect on June __, 1997 was 0%). The CD Rate shall be adjusted automatically on and as of the effective date of any change in the CD
                                        Rate Reserve Percentage.

         CD Reference Banks:        Bank of America Illinois
                                    Citibank, N.A.

         Change in Law
           Affecting Cost:          The  occurrence  of any one of the following
                                    events:

                                    (a) the    imposition,    modification    or
                                        application  of  any  reserve,   capital
                                        adequacy requirement, special deposit or
                                        similar  requirement against assets held
                                        by, or  deposits  in or for the  account
                                        of, or  commitments,  advances  or loans
                                        by,  or any other  acquisition  of funds
                                        by,   the   Bank    (other   than   such
                                        requirements described in the Eurodollar
                                        Rate Reserve Percentage section hereof),
                                        or the  imposition  upon the Bank of any
                                        other  condition  with  respect  to  the
                                        London   interbank  market  or  to  this
                                        Agreement or any borrowing hereunder,

                                    (b) a change  in the  basis of  taxation  of
                                        payments  to  the  Bank  of   principal,
                                        interest  or any  other  amount  payable
                                        hereunder   (except   for   changes   in
                                        Federal, state or local income tax rates and their equivalents), or

                                    (c) the   adoption  or   enactment   of  any
                                        applicable  law,  treaty,  regulation or
                                        directive,  or any change  therein or in
                                        the    interpretation   or   application
                                        thereof, or compliance by the Bank with any request (whether or not having the force of law) of any relevant government or corporation entity.

         Closing Date:              June 27, 1997

         Confirming Bank:           Bank of America Illinois

         Confirming Bank
           Agreement:               The  Confirming  Bank  Agreement between the
                                    Borrower and Bank of America  Illinois dated
                                    June 27,  1997,  in  substantially  the form
                                    attached   as   Exhibit  B  to  the   Credit
                                    Agreement, as the same may be amended from time to time.

         Controlled Subsidiary:     Any  corporation  80%  of whose voting stock
                                    (except for any qualifying shares) is owned directly or indirectly by the Borrower.

         Federal Funds
           Effective Rate:          For  any  day,  an  interest  rate per annum
                                    equal to the  weighted  average of the rates
                                    on overnight Federal funds transactions with
                                    members  of  the  Federal   Reserve   System
                                    arranged  by  Federal  funds   brokers,   as
                                    published  for such day (or,  if such day is
                                    not a Banking  Day,  for the next  preceding
                                    Banking Day) by the Federal  Reserve Bank of
                                    New York;  or, if such rate is not published
                                    for any  day  which  is a  Banking  Day,  an
                                    interest   rate  per  annum   equal  to  the
                                    arithmetic  mean of the  rates on  overnight
                                    Federal funds  transactions  with members of
                                    the  Federal   Reserve  System  arranged  by
                                    Federal funds brokers on such day, received by each Reference Rate Reference Bank from three Federal funds brokers of recognized standing selected by each Reference Rate
                                    Reference Bank in its sole discretion.

         Interest Period:           Any  period  specified  in  accordance  with
                                    Paragraph 2.4 hereof.

         Intermediate Parent:       Schwab Holdings, Inc. and its successors and
                                    assigns.

         Eurodollar Banking Day:    Any Banking Day on which dealings  in dollar
                                    deposits are conducted by and among banks in the London Eurodollar Market, or such other
                                    Eurodollar Market as may from time to time be selected by the Bank with the approval of the Borrower.

         Eurodollar Rate:           The  rate  obtained   by  dividing  (i)  the
                                    average rate per annum at which  deposits of
                                    U.S.  dollars  for  the  selected   Interest
                                    Period and in the  amount of the  Advance or
                                    Term Loan for which the Eurodollar  Rate has
                                    been  selected  are  offered (a) if at least
                                    two such offered rates appear on the Reuters
                                    Screen  LIBO  Page as at 11:00  am.  (London
                                    time) two  Eurodollar  Banking Days prior to
                                    the  commencement  of the relevant  Interest
                                    Period,   the   arithmetic   mean  (adjusted
                                    upward, if necessary, to the nearest 1/16 of
                                    1%), of such offered  rates as determined in
                                    accordance   with  the   provisions  of  the
                                    Confirming  Bank  Agreement  or (b) if fewer
                                    than   two   offered   rates   appear,    in
                                    immediately    available    funds   to   the
                                    Eurodollar   Rate  Reference  Banks  in  the
                                    London interbank market (adjusted upward, if
                                    necessary,  to the nearest 1/16 of 1%) as at
                                    11:00  a.m.  (London  time)  two  Eurodollar
                                    Banking  Days prior to the  commencement  of
                                    the relevant Interest Period,  determined in
                                    accordance   with  the   provisions  of  the
                                    Confirming   Bank   Agreement,   by  (ii)  a
                                    percentage (expressed as a decimal) equal to
                                    1.00  minus  the  Eurodollar   Rate  Reserve
                                    Percentage.

         Eurodollar Rate Reserve
           Percentage:              For  any  Interest Period for any Advance or
                                    Term Loan for which the Eurodollar  Rate has
                                    been   selected   or  is   applicable,   the
                                    percentage   (expressed  as  a  decimal)  as
                                    calculated by the Confirming Bank that is in
                                    effect  on the  first  day of such  Interest
                                    Period,   as  prescribed  by  the  Board  of
                                    Governors of the U.S. Federal Reserve System
                                    (or any successor),  for determining reserve
                                    requirements  to be  maintained  by the Bank
                                    under   Regulation   D  (or  any   successor
                                    regulation  thereof)  as amended to the date
                                    hereof (including such reserve  requirements
                                    as become applicable to the Bank pursuant to
                                    phase-in or other  similar  requirements  of
                                    Regulation D at any time  subsequent  to the
                                    date  hereof) in  respect  of  "Eurocurrency
                                    liabilities"  (as defined in Regulation  D).
                                    The   Eurodollar   Rate  shall  be  adjusted
                                    automatically on and as of the effective date of any change in the Eurodollar Rate
                                    Reserve Percentage.

         Eurodollar Rate
           Reference Banks:         Union Bank of Switzerland
                                    The Bank of New York

         Minimum Stockholder's
           Equity:                  As of  the  last  day of September 1997, and
                                    the   last  day  of  each   fiscal   quarter
                                    thereafter, the greater of:

                                    (a) $450  million,  or

                                    (b) $450  million  plus  40% of  the  sum of
                                        cumulative Net Earnings of the Borrower and its Subsidiaries beginning with July 1, 1997.

         MSI: Mayer & Schweitzer, Inc., a New Jersey corporation, and its successors and assigns.

         Net Capital Ratio:         As  of  the  date  of   determination,  that
                                    percentage of net capital to aggregate debit
                                    items  of any  entity  subject  to  the  Net
                                    Capital  Rule  15c3-1   promulgated  by  the
                                    Securities Exchange Commission pursuant to the Securities Exchange Act of 1934 and any successor or replacement rule or regulation therefor.

         Net Earnings:              With  respect  to  any  fiscal  period,  the
                                    consolidated  net income of the Borrower and
                                    its Subsidiaries,  after taking into account
                                    all  extraordinary  items,  taxes  and other
                                    proper   charges   and   reserves   for  the
                                    applicable period,  determined in accordance
                                    with  U.S.  generally  accepted   accounting
                                    principles, consistently applied.

         Notice of Interest
           Period: A written request made by the Borrower with respect to an outstanding Term Loan prior to its maturity date specifying the information required in Paragraph 2.3 hereof and executed by the Borrower from time to time.

         Reference Rate:            For  any  Interest Period for any Advance or
                                    Term Loan for which the  Reference  Rate has
                                    been  selected  (or  for  any  post-Interest
                                    Period  period  covered  by  clause  (ii) of
                                    Paragraph 2.7 hereof), the average daily per
                                    annum  rate of  interest  calculated  by the
                                    Confirming  Bank during such Interest Period
                                    or  period,  with the rate on each day being
                                    equal to the higher of (i) the  highest  per
                                    annum rate of interest  (adjusted upward, if
                                    necessary,   to  the  nearest  1/16  of  1%)
                                    publicly  announced by any of the  Reference
                                    Rate  Reference  Banks  on  such  day as its
                                    "prime  rate,"  "prime  commercial   lending
                                    rate," "reference rate," or "base rate," as the case may be, and (ii) the highest per annum Federal Funds Effective Rate available to any Reference Rate Reference Bank, plus
                                    1/2 of 1%.

         Reference Rate
           Reference Banks:         The First National Bank of Chicago
                                    Chase Manhattan Bank

         Revolving Credit
           Facility:                The  revolving  credit facility available to
                                    the  Borrower   pursuant  to  paragraph  2.1
                                    hereof.

         Stockholder's Equity:      As   of    any   date   of    determination,
                                    Stockholders'  Equity  of  Borrower  and its
                                    Subsidiaries  as of that date  determined in
                                    accordance  with  U.S.   generally  accepted
                                    accounting principles, consistently applied.

         Subsidiary:                Any  corporation  or other entity of which a
                                    sufficient number of voting securities or other interests having power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         Term Loan Facility:        The  term  loan  facility  available  to the
                                    Borrower pursuant to Paragraph 2.2 hereof.


2.       THE FACILITIES

                  The Bank agrees that consistent with the terms and conditions set forth in this Article 2 respecting Advances under the Revolving Credit Facility and Term Loans under the Term Loan Facility, it will lend to the Borrower sums which, in the aggregate principal amount outstanding at any one time, shall not exceed the dollar amount of the Bank's commitment as specified in Schedule I hereto. Such amount, as it may from time to time be reduced pursuant to Paragraph 2.11 hereof, shall be referred to as the "Credit," and the Credit shall encompass both the Revolving Credit Facility described in Paragraph
2.1 hereof and the Term Loan Facility described in Paragraph 2.2 hereof.

                  2.1 The Revolving Credit Facility. From time to time commencing on June 27, 1997 and ending on June 26, 1998, the Borrower may borrow, repay at the end of any Interest Period (or otherwise as permitted by Paragraph 3.2 hereof) and reborrow amounts during the continuation of the Credit, as the Borrower may see fit, subject to the applicable provisions of this Agreement. Each such revolving credit loan made hereunder (an "Advance") shall be in the amount of $1,000,000 or integral multiples thereof and shall become due and payable on the last day of the Interest Period for such Advance.

                  The obligation of the Borrower to repay the aggregate unpaid principal amount of the Advances shall be evidenced by a promissory note of the Borrower (the "Revolving Note") in substantially the form attached hereto as Exhibit A-1, with the blanks appropriately completed, payable to the order of the Bank, bearing interest as hereinafter specified. The Revolving Note shall be dated, and shall be delivered to the Bank, on the date of the execution and delivery of this Agreement by the Borrower. The Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule contained on the Revolving Note, or on a continuation of such schedule attached thereto and made a part thereof, appropriate notations regarding the Advances evidenced by the Revolving Note as specifically provided therein; provided, however, that the failure to make, or error in making, any such notation shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Revolving Note.

                  2.2 Term Loan Facility. The Borrower from time to time may borrow under the Term Loan Facility (and may reborrow any amount theretofore prepaid) until close of business on June 26, 1998, for a term not to exceed 364 days from the date of the borrowing. Each such loan under the Term Loan Facility (a "Term Loan") shall be in the amount of $1,000,000 or an integral multiple thereof and shall become due and payable on the last day of the term selected by the Borrower for such Term Loan (the "Term Loan Maturity Date"), which shall in no event be later than 364 days from the date of such Term Loan. The maximum availability under the Term Loan Facility shall be the amount of the Credit minus the aggregate outstanding principal amount of Advances and Term Loans made by the Bank; provided, however, that to the extent the proceeds of a Term Loan are used to repay an outstanding Advance (or a portion thereof), such Advance (or portion thereof) shall not be considered part of the aggregate principal amount of outstanding Advances made by the Bank for purposes of this sentence (such maximum availability hereafter being referred to as the "Term Loan Availability"). Under no circumstances shall the aggregate outstanding principal amount of Term Loans and Advances made by the Bank exceed the Credit, and under no circumstances shall the Bank be obligated (i) to make any Term Loan (nor may the Borrower reborrow any amount heretofore prepaid) after June 26, 1998, or
(ii) to make any Term Loan in excess of the Term Loan Availability. Each Term Loan made hereunder shall fully and finally mature and be due and payable in full on the Term Loan Maturity Date specified in the Borrowing Advice for such Term Loan; provided, however, that to the extent the Borrowing Advice for any Term Loan selects an Interest Period that expires before the Term Loan Maturity Date specified in such Borrowing Advice, the Borrower may from time to time select additional interest rate options and Interest Periods (none of which shall extend beyond the Term Loan Maturity Date for such Term Loan) by delivering a new Notice of Interest Period pursuant to Paragraphs 2.3, 2.4 and
2.5 hereof.

                  The obligation of the Borrower to repay the aggregate unpaid principal amount of the Term Loans shall be evidenced by a promissory note of the Borrower (the "Term Note") in substantially the form attached hereto as Exhibit A-2, with the blanks appropriately completed, payable to the order of the Bank, bearing interest as hereinafter specified. The Term Note shall be dated, and shall be delivered to the Bank, on the date of the execution and delivery of this Agreement by the Borrower. The Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule contained on the Term Note, or on a continuation of such schedule attached thereto and made a part thereof, appropriate notations regarding the Term Loans evidenced by the Term Note as specifically provided therein; provided, however, that the failure to make, or error in making, any such notation shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Term Note.

                  2.3 Making of Advances and Term Loans; Interest Periods; Notice. Whenever the Borrower desires the Bank to make an Advance or a Term Loan, or to specify a new Interest Period in respect of a Term Loan as to which an Interest Period is expiring (a "new Term Loan Interest Period"), it shall give the Bank at least one Banking Day's prior irrevocable notice for Reference Rate Advances or Term Loans (or New Term Loan Interest Periods to which the Reference Rate applies), one CD Banking Day's prior irrevocable notice for CD Rate Advances or Term Loans (or New Term Loan Interest Periods to which the CD Rate applies), or three Eurodollar Banking Days' prior irrevocable notice for Eurodollar Rate Advances or Term Loans (or new Term Loan Interest Period to which the Eurodollar Rate applies) (each such notice to be in the form of a Borrowing Advice in substantially the form attached hereto as Exhibit C) setting forth the following information:

                  (a) The date, which shall be either a Banking Day, a CD Banking day, or a Eurodollar Banking Day, on which such Advance or Term Loan is to be made or on which such New Term Loan Interest Period is to commence;

                  (b) The Interest Period selected in accordance with Paragraph 2.4 hereof;

                  (c) The interest rate option selected in accordance with Paragraph 2.5 hereof; and

                  (d) The aggregate principal amount of the Advance or Term Loan to which such Interest Period and interest rate shall apply.

                  Notice of each Borrowing Advice or Notice of Interest Period indicating the selection of an Interest Period and whether the interest calculation is to be based on the Eurodollar Rate, the CD Rate or the Reference Rate shall simultaneously be given to the Confirming Bank by the Borrower. Any notice required pursuant to this Paragraph 2.3 shall be given no later than 12:00 noon (New York City time) on the date such notice is required to be given.

                  With respect to any Advance having an Interest Period ending on or before June 26, 1998, if prior to the last day of the Interest Period for such Advance the Borrower fails timely to provide a new Borrowing Advice in accordance with this Paragraph 2.3, such Advance shall, on the last day of the then-existing Interest Period for such Advance, automatically convert into a new Reference Rate Advance with an Interest Period of thirty (30) days (or, in the event that there are fewer than thirty (30) days remaining to June 26, 1998, an Interest Period of the number of days remaining to June 26, 1998). In the event of any such automatic conversion, the Borrower on the date of such conversion shall be deemed to make a representation and warranty to the Bank that, to the best of the Borrower's knowledge, (i) neither the Broker Subsidiary nor MSI is in violation of minimum net capital requirements as described in Paragraph 7.1,
(ii) the Borrower's Stockholders' Equity is not below the Minimum Stockholders' Equity as described in Paragraph 7.2, and (iii) no amount owing with respect to any Commitment Fee, any outstanding Advance, any outstanding Term Loan, or any interest thereon, or any other amount hereunder, is due and unpaid.

                  If prior to the last day of the Interest Period applicable to any Term Loan the Borrower fails timely to provide a Notice of Interest Period in accordance with this Paragraph 2.3, such Term Loan shall, on the last day of the then-existing Interest Period for such Term Loan, automatically, have applicable to it a New Term Loan Interest Period of thirty (30) days (or, in the event there are fewer than thirty (30) days remaining to the Term Loan Maturity Date for such Term Loan, an Interest Period of the number of days remaining to such Term Loan Maturity Date) and shall bear interest at the Reference Rate.

                  Each Advance or Term Loan to the Borrower under this Agreement shall be made by 12:00 noon (New York City time) on the date the Advance is to be made, and shall be in immediately available funds credited to the account of Borrower with the Bank or wired to the Borrower's account at Citibank, N.A. (Account 4055-4016) or such other account as may be designated by the Borrower.

                  The Bank, by notice to the Borrower (to be given not later than two Banking Days prior to the initial Advance or Term Loan hereunder) may request that Advances or Term Loans made hereunder for which the interest calculation is to be based on the Eurodollar Rate be evidenced by separate Revolving Notes (in the case of Advances) and Term Notes (in the case of Term Loans), substantially in the form of Exhibit A-1 hereto (in the case of Advances) and Exhibit A-2 hereto (in the case of Term Loans), payable to the order of such Bank for the account of its office, branch or affiliate it may designate as its Eurodollar lending office. Each reference to the Bank in Paragraph 2.6(b) and 3.5 shall include the Bank's designated Eurodollar lending office; all notices given to the Bank in accordance with this Agreement shall be deemed to have been given to such Eurodollar lending office.

                  2.4 Interest Periods. The Borrower may select the Interest Period (as defined in the next sentence) for each Advance and an Interest Period applicable from time to time for each Term Loan, it being understood that the Borrower (i) may request multiple Advances on the same day and may select a different Interest Period for each such Advance; and (ii) may request multiple Term Loans having different Interest Periods (including New Term Loan Interest Periods) applicable thereto; provided, however, that each such Advance or Term Loan shall be in the amount of $1,000,000 or an integral multiple thereof. An Interest Period shall be each period, as selected by the Borrower in accordance with the terms of this Agreement, (i) in the case of each Advance, beginning on the day such Advance is made under this Agreement, and (ii) in the case of a Term Loan, beginning on the date specified in the Borrowing Advice or Notice of Interest Period pertaining thereto, as the case may be, and ending on the date specified by the Borrower:

                  (a) Not more than 180 days thereafter, in the case of any Interest Period for which the interest is to be based on the Reference Rate, provided that if the last day of an Interest Period would be a day that is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day;

                  (b) either 30, 60, 90 or 180 days thereafter, in the case of any Interest Period for which the interest is to be based on the CD Rate, provided that if the last day of an Interest Period would be a day that is not a CD Banking Day, such Interest Period shall be extended to the next succeeding CD Banking Day; or

                  (c) not less than 7 nor more than 180 days thereafter, in the case of any Interest Period that is to be based on the Eurodollar Rate, provided that if the last day of an Interest Period would be a day that is not a Eurodollar Banking Day, such Interest Period shall be extended to the next succeeding Eurodollar Banking
                           Day, unless such next succeeding Eurodollar Banking Day is in a different calendar month, in which case such interest period shall end on the next preceding Eurodollar Banking Day;

provided, however, that (i) no Interest Period applicable to any Advance shall extend beyond September 24, 1998; and (ii) no Interest Period applicable to any Term Loan shall extend beyond the Term Loan Maturity Date specified in the Borrowing Advice for such Term Loan, which in no event shall be later than June 25, 1999.

                  2.5 Interest Rates. Each Advance and each Term Loan, while outstanding, shall bear interest, payable on the last day of each Interest Period applicable thereto (provided that (i) if any Advance, Term Loan or New Term Loan Interest Period is based on the Reference Rate, interest attributable thereto also shall be payable on the last day of each calendar quarter that occurs before the last day of the applicable Interest Period, or (ii) if the Interest Period is longer than 90 days, interest with respect thereto also shall be payable on the Banking Day following the 90th day from the commencement of the Interest Period) at a rate per annum (based on a 360-day year and actual days elapsed for Eurodollar Rate and CD Rate Advances, and a 365-day year and actual days elapsed for Reference Rate Advances, counting the first day but not the last day of any Interest Period) that shall be equal to one of the following as selected by the Borrower:

                  (a)      Eurodollar Rate, plus 3/8 of 1% per annum,

                  (b)      CD Rate, plus 1/2 of 1% per annum, or

                  (c)      Reference Rate.

                  2.6 Substitute Rates. If upon receipt by the Bank of a Borrowing Advice relating to an Advance or of a Borrowing Advice or Notice of Interest Period relating to a Term Loan:

                  (a) the Confirming Bank shall determine in accordance with the provisions of the Confirming Bank Agreement that by reason of changes affecting the New York City certificate of deposit market and/or the London interbank market, adequate and reasonable means do not exist for ascertaining the applicable CD Rate and/or Eurodollar Rate, respectively, with respect to any Interest Period; or

                  (b) the Bank shall determine that by reason of any change since the date hereof in any applicable law or governmental regulation (other than any such change in the regulations described in the definition of Eurodollar Rate Reserve Percentage in Article I hereof), guideline or order (or any interpretation thereof), the adoption or enactment of any new law or governmental regulation or order or any other circumstance affecting the Bank or the New York City certificate of deposit market and/or the London interbank market, the CD Rate and/or Eurodollar Rate, determined in accordance with the Confirming Bank Agreement shall no longer represent the effective cost to the Bank of certificates of deposit and/or of U.S. dollar deposits, respectively, in the relevant amount and for the relevant period; or

                  (c) the Confirming Bank or the Bank shall determine that, as a result of any change since the date hereof in any applicable law or governmental regulation or as a result of the adoption of any new applicable law or governmental regulation, the applicable CD Rate and/or Eurodollar Rate, would be unlawful;

then, and in any such event, the Bank and the Borrower shall agree upon a rate of interest applicable to the Advance or Term Loan that is reasonably judged by them to be the nearest equivalent of the selected rate; provided, however, that if no such rate is judged by them to be equivalent to the selected rate, the basis for determining the rate of interest and the Interest Period shall be the Reference Rate for an Interest Period of 30 days.

                  2.7 Interest Upon Default. After the principal amount of any Advance or Term Loan, accrued interest upon such Advance or Term Loan, Commitment Fee, or any other amount hereunder shall have become due and payable by acceleration, or otherwise, it shall thereafter (until paid) bear interest, payable on demand, (i) until the end of the Interest Period with respect to such Advance or Term Loan at a rate per annum equal to 1% per annum in excess of the rate or rates in effect with respect to such Advance or Term Loan and (ii) thereafter, at a rate per annum equal to 1% per annum in excess of the Reference Rate.

                  2.8 Commitment Fee. Through June 26, 1998, the Borrower will pay to the Bank a credit commitment fee (the "Commitment Fee") for each calendar quarter at a rate per annum (based on a 360 day year and actual days elapsed) of 100/1000 of 1% of the average daily unused principal amount of the Credit in effect during such quarter payable on the first Banking Day after the end of such quarter (or portion of such quarter, if applicable), and upon termination of the Credit; provided, however, that any such payment upon termination of the Credit during any calendar quarter shall be in lieu of (and not in addition to) the payment otherwise due for such portion of such quarter on the first Banking Day after the end of such quarter.

                  2.9 Facility Fee. On June 27, 1997, the Borrower shall pay a facility fee to the Bank in an amount equal to 50/1000 of 1% of the Bank's commitment as specified in Schedule I.

                  2.10 Confirming Bank Fee. On June 27, 1997, the Borrower shall pay to the Confirming Bank a fee of $10,000.

                  2.11 Reduction of Credit. The Borrower, from time to time, upon at least three Banking Days' written notice to the Bank, may permanently reduce any then-unutilized portion of the Credit in units of $1,000,000 without penalty or premium; thereafter, during the continuation of the Credit, the computation of the Commitment Fee and the Bank's obligations for Advances or Term Loans shall be based upon such reduced Credit. The Borrower, from time to time, upon at least three Banking Days' written notice to the Bank, may permanently reduce all or any part of the then-utilized portion of the Credit by making payment to the Bank on such utilized portion pursuant to Paragraph 2.1 or Paragraph 3.2 hereof, and thereafter, during the continuation of the Credit, the computation of the Commitment Fee and the Bank's obligations for Advances or Term Loans shall be based upon such reduced Credit; provided, however, that in order for a payment to result in a permanent reduction of the Credit under this paragraph, the written notice required under this paragraph must expressly provide that the payment is being tendered pursuant to this paragraph and is intended to result in a permanent reduction of the Credit. Any written notice delivered pursuant to either of the foregoing two sentences shall be irrevocable unless the Bank consents in writing to its revocation. In the event the Credit shall be reduced to zero pursuant to this paragraph, the Credit shall be deemed terminated, and any Commitment Fee or any other amount payable hereunder then accrued shall become immediately payable. Such termination of the Credit shall terminate the Borrower's obligations with respect to the Commitment Fee to the extent not theretofore accrued and shall terminate the Bank's obligations to make any further Advances or Term Loans under this Agreement.

3.       PAYMENT

                  3.1 Method of Payment. All payments hereunder and under the Revolving Note and the Term Note shall be payable in lawful money of the United States of America and in immediately available funds not later than 12:00 noon (New York City time) on the date when due at the principal office of the Bank or at such other place as the Bank may, from time to time, designate in writing to the Borrower.

                  3.2 Optional Prepayment. The Borrower shall be entitled to prepay the Revolving Note and/or the Term Note in whole or in part (such part being in integral multiples of $1,000,000) without premium or penalty. In the case of each such prepayment (i) the Borrower shall give to the Bank at least three Banking Days' prior irrevocable notice of the aggregate principal amount of any such prepayment, (ii) at the time of prepayment, the Borrower shall pay all unpaid interest accrued on the amount prepaid, and (iii) the Borrower shall pay the Bank any amount payable to the Bank in accordance with Paragraph 3.4 hereof as a result of such prepayment.

                  3.3 Net Payments. All payments by Borrower hereunder and under the Revolving Note and the Term Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof (collectively, "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Agreement. Notwithstanding the foregoing, the Borrower shall not be liable for the payment of any tax on or measured by the net income of the Bank pursuant to the laws of the jurisdiction where an office of the Bank making any loan hereunder is located or does business. The Borrower shall pay all Taxes when due and shall promptly send to the Bank original tax receipts or copies thereof certified by the relevant taxing authority together with such other documentary evidence with respect to such payments as may be required from time to time by the Bank. If the Borrower fails to pay any Taxes to the appropriate taxing authorities when due or fails to remit to the Bank any such original tax receipts or certified copies thereof as aforesaid or other required documentary evidence, the Borrower shall indemnify the Bank for any taxes, interest or penalties that may become payable by the Bank as a result of such failure.

                  3.4 Indemnity for Losses. The Borrower shall indemnify the Bank for any loss or expense (including, without limitation, any interest paid by the Bank to lenders of funds borrowed by it to make or maintain any Advance or Term Loan and any loss incurred by the Bank in connection with the reemployment of funds obtained by the Bank for the purpose of making or maintaining any Advance or Term Loan hereunder) which the Bank may sustain as a result of (i) any payment or prepayment of any Advance or Term Loan on a date other than the last day of any Interest Period, (ii) any failure of the Borrower to borrow on a date specified in a Borrowing Advice furnished hereunder or (iii) any failure by the Borrower to prepay any amount on the date and in the amount specified in a notice furnished by the Borrower in accordance with the terms hereof. A certificate as to any amounts payable pursuant to the foregoing submitted by the Bank to the Borrower shall, in the absence of manifest error, be conclusive.

                  3.5 Change in Law. In the event that the Bank shall become subject to any increased cost (including, but not limited to, taxes, increases in reserves and reductions in amounts receivable by the Bank) with respect to this Agreement or making or maintaining any borrowing hereunder as a result of any Change in Law Affecting Cost, then as soon as practicable thereafter, the Bank shall give the Borrower notice of such Change in Law Affecting Cost and a certificate containing the amount and basis of demand, and the Borrower shall pay to the Bank additional amounts that will compensate the Bank for such increased cost or reduced amount receivable and, at the option of the Borrower on notice to the Bank, the Borrower may either elect to (i) change the basis for determining interest on outstanding indebtedness for the remainder of the applicable Interest Period in accordance with Paragraph 2.4 hereof, or (ii) prepay the principal amount outstanding with accrued interest thereon to the date of prepayment. If such change or prepayment is made on a day that is not the last day of an Interest Period, the Borrower shall pay the Bank, upon request, such amount or amounts as will compensate the Bank for any loss or expense incurred by the Bank in the redeployment of funds obtained by the Bank for the purpose of making or maintaining the Advances or Term Loans provided for herein. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Bank to the Borrower shall, in the absence of manifest error, be conclusive.


4.       CONDITIONS

                  4.1  Conditions   Precedent  to  the   Effectiveness  of  this
Agreement. The Borrower shall deliver to the Bank the following documents concurrently with the execution of this Agreement:

                  (a) A written opinion, dated the date hereof, of counsel for the Borrower, in the form of Exhibit D.

                  (b) A copy of a resolution or resolutions adopted by the Board of Directors or Executive Committee of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and a copy of the Certificate of Incorporation and the By-Laws of the Borrower, similarly certified.

                  (c) A certificate, signed by the Secretary or an Assistant Secretary of the Borrower and dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Agreement.

                  (d) A certificate signed by the Chief Financial Officer of the Borrower that, as of the date hereof, there has been no material adverse change in its consolidated financial condition since December 31, 1996 not reflected on its Quarterly Reports on Form 10-Q filed with the SEC for the period ending March 31, 1997.

                  (e) A certificate, signed by the Secretary or an Assistant Secretary of the Borrower and dated the date hereof, as to the persons authorized to execute and deliver a Borrowing Advice, a Notice of Interest Period, and the Revolving Note and the Term Note. The Bank may rely on such certificate with respect to the Advances and Term Loans hereunder unless and until it shall have received an updated certificate and, after receipt of such updated certificate, similarly may rely thereon.

                  4.2 Conditions Precedent to Advances and Term Loans. The Bank shall not be required to make any Advance or Term Loan pursuant to Article 2 hereof:

                  (a) when the Credit, the Revolving Credit Facility (in the case of an Advance) or the Term Loan Facility (in the case of a Term Loan) has been terminated; or

                  (b) when any of the representations or warranties of the Borrower set forth in Article 5 hereof shall prove to have been untrue in any material respect when made, or when any Event of Default or any event that, upon lapse of time or notice or both, would become an Event of Default as defined in Article 8, has occurred; or

                  (c) when the Broker Subsidiary or MSI is in violation of minimum net capital requirements as described in Paragraph 7.1; or

                  (d)      when the Borrower's Stockholder's Equity is below the
                           Minimum   Stockholders'   Equity  as   described   in
                           Paragraph 7.2.; or

                  (e) when any amount owing with respect to any Commitment Fee or any outstanding Advance or Term Loan or any interest thereon or any other amount payable hereunder is due and unpaid.

                  Each Borrowing Advice given by the Borrower shall be deemed to be a representation and warranty by the Borrower to the Bank, effective on and as of the date of the Advance or Term Loan covered thereby, that (i) the representations and warranties set forth in Article 5 hereof are true and correct as of such date, and (ii) no Event of Default, and no event which with the lapse of time or notice or both would become an Event of Default, has occurred and is continuing.


5.       REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants, as of the date of delivery of this Agreement and as of the date of any Advance or Term Loan, as follows:

                  5.1 The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full power, authority and legal right and has all governmental licenses, authorizations, qualifications and approvals required to own its property and assets and to transact the business in which it is engaged; and all of the outstanding shares of capital stock of Borrower have been duly authorized and validly issued, are fully paid and non-assessable.

                  5.2 The Borrower has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Agreement, and to borrow hereunder, and has taken all necessary corporate and legal action to authorize the borrowings hereunder on the terms and conditions of this Agreement and to authorize the execution and delivery of this Agreement, and the performance of the terms thereof.

                  5.3 This Agreement has been duly authorized and executed by the Borrower, and when delivered to the Bank will be a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except, in each case, as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

                  5.4 The execution and delivery of this Agreement by the Borrower and the performance of the terms hereof will not violate any provision of any law or regulation or any judgment, order or determination of any court or governmental authority or of the charter or by-laws of, or any securities issued by, the Borrower or any provision of any mortgage, indenture, loan or security agreement, or other instrument, to which the Borrower is a party or which purports to be binding upon it or any of its assets in any respect that reasonably could be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole on a consolidated basis; nor will the execution and the delivery of this Agreement by the Borrower and the performance of the terms hereof result in the creation of any lien or security interest on any assets of the Borrower pursuant to the provisions of any of the foregoing.

                  5.5 Except as disclosed in writing by Borrower, no consents of others (including, without limitation, stockholders and creditors of the Borrower) nor any consents or authorizations of, exemptions by, or registrations, filings or declarations with, any governmental authority are required to be obtained by the Borrower in connection with this Agreement.

                  5.6 The consolidated financial statements of the Borrower contained in the documents previously delivered to the Bank have been prepared in accordance with U.S. generally accepted accounting principles and present fairly the consolidated financial position of the Borrower.

                  5.7 The Broker Subsidiary possesses all material licenses, permits and approvals necessary for the conduct of its business as now conducted and as presently proposed to be conducted as required by law or the applicable rules of the SEC and the National Association of Securities Dealers, Inc.

                  5.8 The Broker Subsidiary is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended.

                  5.9 The Broker Subsidiary is not in arrears with respect to any assessment made upon it by the Securities Investor Protection Corporation, except for any assessment being contested by Broker Subsidiary in good faith by appropriate proceedings and with respect to which adequate reserves or other provisions are being maintained to the extent required by U.S. generally accepted accounting principles.

                  5.10 The Borrower has paid and discharged or caused to be paid and discharged all taxes, assessments, and governmental charges prior to the date on which the same would have become delinquent, except to the extent that such taxes, assessments or charges are being contested in good faith and by appropriate proceedings by or on behalf of the Borrower and with respect to which adequate reserves or other provisions are being maintained to the extent required by U.S. generally accepted accounting principles.

                  5.11 The Borrower is in compliance with the provisions of and regulations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended, applicable to any pension or other employee benefit plan established or maintained by the Borrower or to which contributions are made by the Borrower (the "Plans"). The Borrower has met all of the funding standards applicable to each of its Plans, and there exists no event or condition that would permit the institution of proceedings to terminate any of the Plans under Section 4042 of ERISA. The estimated current value of the benefits vested under each of the Plans does not, and upon termination of any of the Plans will not, exceed the estimated current value of any such Plan's assets. The Borrower has not, with respect to any of the Plans, engaged in a prohibited transaction set forth in Section 406 of ERISA or Section 4975(c) of the Internal Revenue Code of 1986.

                  5.12 The Borrower will not use any amounts advanced to it under this Agreement to remedy a default under any mortgage, indenture, agreement or instrument under which there may be issued any indebtedness of the Borrower to any bank or bank holding company, or their respective assignees, for borrowed money. Further, the Borrower will not use any amounts advanced to it under this Agreement for the immediate purpose of acquiring a company where the Board of Directors or other governing body of the entity being acquired has made (and not rescinded) a public statement opposing such acquisition.

                  5.13 This Agreement contains terms no less favorable to the Bank than the terms of any Borrowing Agreement.

                  5.14 The Borrower will not use the proceeds of any loan provided hereby in such a manner as to result in a violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                  5.15 The persons named for such purpose in the certificates delivered pursuant to Paragraph 4.1(e) hereof are authorized to execute Borrowing Advices.

                  5.16 Borrower is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note or lease to which the Borrower is a party or by which it may be bound.

                  5.17 There is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower or any of its Subsidiaries before any court, arbitrator, governmental body, agency or official in which there is a significant probability of an adverse decision which could materially adversely affect the business or the financial position of the Borrower.

                  5.18 The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


6.       AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees that so long as the Credit shall continue or any Advance or Term Loan by the Bank remains outstanding and until full payment of all amounts due to the Bank hereunder, it will, unless and to the extent the Bank waives compliance in writing:

                  6.1 Give prompt notice to the Bank, no later than three Banking Days after becoming aware thereof, of any Event of Default or any event that, upon lapse of time or notice or both, would become an Event of Default.

                  6.2 Deliver to the Bank, within ten Banking Days of the filing thereof with the SEC, a copy of each registration statement filed under the Securities Act of 1933, a copy of each filing (including exhibits) made by the Borrower with the SEC under the Securities Exchange Act of 1934, as amended (but, in the event the Borrower requests an extension of any such filing from the SEC, promptly (but not later than the second Banking Day following the filing of such request) deliver a copy of such request to the Bank).

                  6.3 Maintain and keep in force in adequate amounts such insurance as is usual in the business carried on by the Borrower.

                  6.4 Maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with U.S. generally accepted accounting principles and practices and in compliance with the regulations of any governmental regulatory body having jurisdiction thereof.

                  6.5 Advise the Bank, in a timely manner, of material changes to the nature of business of the Borrower or its Broker Subsidiary as at present conducted. The Broker Subsidiary is at present engaged in the business of providing financial services, primarily to individual investors and/or their advisors.

                  6.6 With respect to each and any Advance or Term Loan requested by the Borrower under this Agreement (a "primary Advance" or a "primary Term Loan," as the case may be), the Borrower will concurrently request an Advance (or Term Loan) under each of the Borrowing Agreements (each such other Advance or Term Loan under each of the Borrowing Agreements being hereinafter individually referred to as an "other Advance" or "other Term Loan" and collectively referred to as the "other Advances" or "other Term Loans," as the case may be), with each such other Advance or other Term Loan being requested in an amount equal to the same percentage of the Credit under the applicable Borrowing Agreement as the primary Advance or Term Loan constitutes as a percentage of the Credit under this Agreement. As an illustration of the application of this Section 6.6 and by way of example only, if the Borrower requests an Advance under this Agreement that is in an amount equal to 10% of the Credit under this Agreement, the Borrower shall simultaneously seek an other Advance under each of the Borrowing Agreements, each of which other Advances shall be requested in an amount equal to 10% of the Credit under the applicable Borrowing Agreement.


7.       NEGATIVE COVENANTS

                  The Borrower covenants and agrees that so long as the Credit shall continue or any Advance or Term Loan by the Bank remains outstanding and until full payment of all amounts due to the Bank hereunder, unless and to the extent the Bank waives compliance in writing:

                  7.1 The Borrower will not permit the Broker Subsidiary to allow (i) the average of two consecutive month-end Net Capital Ratios to be less than 7%, or (ii) any month-end Net Capital Ratio to be less than 5%. The
Borrower similarly will not permit MSI to allow (i) the average of two consecutive month-end Net Capital Ratios to be less than 7%, or (ii) any month-end Net Capital Ratio to be less than 5%.

                  7.2 The Borrower will not allow Stockholder's Equity to fall below the Minimum Stockholders' Equity.

                  7.3 The Borrower will not (i) permit either Broker Subsidiary or Intermediate Parent to (a) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (b) convey or transfer its properties and assets substantially as an entirety except to one or more Controlled Subsidiaries; or,
(ii) except as permitted by (i) immediately preceding, sell, transfer or otherwise dispose of any voting stock of Broker Subsidiary or Intermediate Parent, or permit either Broker Subsidiary or Intermediate Parent to issue, sell or otherwise dispose of any of its voting stock, unless, after giving effect to any such transaction, Broker Subsidiary or Intermediate Parent, as the case may be, remains a Controlled Subsidiary.

                  7.4 The Borrower will not permit the Broker Subsidiary to create, incur or assume any indebtedness other than:

                  (a) indebtedness incurred in the ordinary course of business, including but not necessarily limited to, (i) indebtedness to customers, other brokers or dealers, clearing houses and like institutions, (ii) "broker call" credit, (iii) stock loans, (iv) obligations to banks for disbursement accounts, (v) trade and other accounts payable, (vi) indebtedness incurred for the purchase of tangible property on a non-recourse basis or for the leasing of tangible property under a capitalized lease; and (vii) indebtedness incurred for the purchase, installation or servicing of computer equipment and software;

                  (b)   intercompany indebtedness; and

                  (c)   other   indebtedness  in  the  aggregate  not  exceeding
                        $70,000,000.

                  7.5 The Borrower will not, and will not permit any Subsidiary at any time directly or indirectly to create, assume, incur or permit to exist any indebtedness secured by a pledge, lien or other encumbrance (hereinafter referred to as a "lien") on the voting stock of any Subsidiary without making effective provision whereby the Revolving Note and the Term Note shall be secured equally and ratably with such secured indebtedness so long as other indebtedness shall be so secured; provided, however, that the foregoing covenant shall not be applicable to Permitted Liens (as defined in Paragraph 7.6 below).

                  7.6 The Borrower will not create, incur, assume or suffer to exist any lien or encumbrance upon or with respect to any of its properties, whether now owned or hereafter acquired, except the following (the "Permitted Liens"):

                  (a) liens securing taxes, assessments or governmental charges or levies, or in connection with workers' compensation, unemployment insurance or social security obligations, or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons not yet delinquent or which are being contested in good faith by appropriate proceedings with respect to which adequate reserves or other provisions are being maintained to the extent required by U.S. generally accepted accounting principles;

                  (b) liens not for borrowed money incidental to the conduct of its business or the ownership of property that do not materially detract from the value of any item of property;

                  (c) attachment, judgment or other similar liens arising in the connection with court proceedings that do not, in the aggregate, materially detract from the value of its property, materially impair the use thereof in the operation of its businesses and (i) that are discharged or stayed within sixty (60) days of attachment or levy, or (ii) payment of which is covered in full (subject to customary and reasonable deductibles) by insurance or surety bonds; and

                  (d) liens existing at Closing Date provided that the obligations secured thereby are not increased.


8.       EVENT OF DEFAULT

                  8.1 The occurrence of any of the following events shall constitute an "Event of Default":

                  (a) The Borrower shall fail to pay any interest with respect to the Revolving Note or the Term Note or any Commitment Fee in accordance with the terms hereof within 10 days after such payment is due.

                  (b) The Borrower shall fail to pay any principal with respect to the Revolving Note or the Term Note in accordance with the terms thereof on the date when due or shall fail to pay when due (after expiration of any applicable grace periods) any principal or interest with respect to any advance or other loan under any of the Borrowing Agreements.

                  (c) Any representation or warranty made by the Borrower herein or hereunder or in any certificate or other document furnished by the Borrower hereunder shall prove to have been incorrect when made (or deemed made) in any respect that is materially adverse to the interests of the Bank or its rights and remedies hereunder.

                  (d) Except as specified in (a) and (b) above, the Borrower shall default in the performance of, or breach, any covenant of the Borrower with respect to this Agreement, and such default or breach shall continue for a period of thirty days after there has been given, by registered or certified mail, to the Borrower by the Bank a written notice specifying such default or breach and requiring it to be remedied.

                  (e) An event of default as defined under any Borrowing Agreement, or an event of default as defined in any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money of the Borrower in a principal amount not less than $30 million, shall have occurred and shall result in such indebtedness becoming or being declared due and payable prior to the date on which it otherwise would become due and payable; provided, however, that if such event of default shall be remedied or cured by the Borrower, or waived by the holders of such indebtedness, within twenty days after the Borrower has received written notice of such event of default and acceleration, then the Event of Default hereunder by reason thereof shall be deemed likewise to have thereupon been remedied, cured or waived without further action upon the part of either the Borrower or the Bank.

                  (f) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or the Broker Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or Broker Subsidiary or for any substantial part of its respective properties, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

                  (g) The Borrower or the Broker Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or Broker Subsidiary or for any substantial part of its respective properties, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its respective debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

                  (h) A final judgment or judgments for the payment of money in excess of $25,000,000 in the aggregate shall be entered against the Borrower by a court or courts of competent jurisdiction, and the same shall not be discharged (or provisions shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                  8.2 If an Event of Default occurs and is continuing, then and in every such case the Bank at its option may terminate the Credit and all obligations of the Bank to make any further Advances or Term Loans, and declare the principal, any accrued and unpaid interest, any accrued and unpaid Commitment Fees, or any other amounts payable under the outstanding Revolving Note and/or under the outstanding Term Note, to be due and payable immediately, by a notice in writing to the Borrower, and upon such declaration such principal, interest, Commitment Fees, or other amounts payable hereunder accrued thereon shall become immediately due and payable, together with any funding losses that may result as a consequence of such declaration, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower; provided, however, that in the case of any of the Events of Default specified in subparagraph (f) or (g) of Paragraph 8.1, automatically without any notice to the Borrower or any other act by the Bank, the Credit and the Bank's obligations to make any further Advances or Term Loans shall thereupon terminate and the outstanding principal of the Revolving Note and of the Term Note, any accrued and unpaid interest, any accrued and unpaid Commitment Fees or any other amounts payable hereunder shall become immediately due and payable, together with any funding losses that may result as a consequence thereof, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower.


9.       MISCELLANEOUS

                  9.1 Notices. Any communications between the parties hereto or notices provided herein shall be effective upon receipt and shall be, unless otherwise specified, in writing (which may include telex or telecopy transmission) and shall be given to the Bank at the address specified in
Schedule I hereto and to the Borrower at The Charles Schwab  Corporation,  Attn:
Treasury Department, 101 Montgomery Street, San Francisco, California 94104, fax number (415) 636-9891, or to such other address as either party shall hereafter have indicated to the other party in writing. In the event the Borrower consents to any assignment by the Bank with respect to this Agreement, upon receiving written notice from the Bank that such assignment has been effected, the Borrower thereafter shall give all notices required to be given under this Agreement to the assignee at the address specified for such assignee by the Bank or such assignee. Notwithstanding the granting of any participation by the Bank with respect to this Agreement as permitted by Paragraph 9.4, all notices required to be given under this Agreement may continue to be given by the Borrower only to the Bank and shall be effective upon delivery to the Bank as though no such participation had been granted.

                  9.2 Waivers. No delay or omission to exercise any right, power or remedy accruing to the Bank upon any breach or default of the Borrower under this Agreement shall impair any such right, power or remedy of the Bank, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any amendment, modification, waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement, or any waiver on the part of the Bank of any provision or condition of this Agreement, must be in writing signed by the Bank and shall be effective only to the extent specifically set forth in writing. All remedies, either under this Agreement or by law or otherwise afforded to the Bank, shall be cumulative and not alternative.

                  9.3 Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Bank (including the reasonable fees and expenses of its counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement, any amendments or modifications of or supplements to any of the foregoing and any and all other documents furnished in connection herewith, as well as, after the occurrence of any event that upon a lapse of time or notice or both, would become an Event of Default, all costs and expenses (including reasonable fees and expenses of counsel who may be employees of Bank) in connection with the enforcement or administration (including, without limitation, actions taken by the Bank in connection with litigation or regulatory proceedings as to which this Agreement becomes relevant) of, or legal advice in respect to the rights and responsibilities or the exercise of any right or remedy under, any provision of this Agreement, the Revolving Note, the Term Note, and any amendments or modifications of or supplements to any of the foregoing.

                  9.4 Assignment. Except as hereinafter set forth in this Paragraph 9.4, no rights of the Bank hereunder may be assigned, transferred, sold, assigned, pledged or otherwise disposed of, and no lien, charge or other encumbrance may be created or permitted to be created thereon without the prior written consent of the Borrower.

                  (a) Transfers to Affiliated Entities and Federal Reserve Banks. The Bank shall have the right at any time and from time to time, to transfer any loan hereunder to any Federal Reserve Bank or to any parent, subsidiary, affiliate, branch or other related office of the Bank which is not engaged in the securities brokerage business or the investment advisory business, and to grant participations hereunder to any such Federal Reserve Bank, parent, subsidiary, affiliate, branch or other related office of the Bank. In no event shall any such transferee or participant be considered a party to the Agreement, and Bank shall continue to service any loan transferred pursuant to this Paragraph 9.4(a) and shall remain liable for the performance of all of its obligations under this Agreement. Notwithstanding any such transfer or grant of a participation, Borrower shall continue to make payments required under this Agreement to Bank unless and until otherwise notified in writing by Bank, and Bank agrees to indemnify and hold Borrower harmless from and against any claims by any transferee or participant arising out of any payment made to Bank in accordance with this Paragraph 9.4(a).

                  (b) Transfers to Unrelated Entities. Subject to the provisions of this subsection 9.4(b), the Bank may at any time sell to one or more unrelated financial institutions not engaged in the securities brokerage business or the investment advisory business (each a "Participant") participating interests in any Advance or Term Loans, the Revolving Note, the Term Note, the Bank's Credit hereunder or any other interest of the Bank hereunder. In the event of any such sale by the Bank to a Participant, the Bank's obligations under this Agreement shall remain unchanged, the Bank shall remain solely responsible for the performance hereof, the Bank shall remain the holder of the Revolving Note and of the Term Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which Bank may grant a participation shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to declare an acceleration or default hereunder and the right to approve any amendment, modification or waiver of any provision of this Agreement.

                  The Borrower may not assign this Agreement or any of its rights hereunder without the prior written consent of the Bank.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the Bank and the Borrower and their respective successors and assigns, and the term "Borrower" as used in this Agreement shall include the Borrower and all such successors and assigns.

                  9.5 Confidentiality. Bank agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to legal counsel and accountants for Borrower or Bank; (b) to other professional advisors to Borrower or Bank, provided that the recipient has delivered to the Bank a written confidentiality agreement substantially similar to this Section 9.5; (c) to regulatory officials having jurisdiction over Bank; (d) as required by applicable law or legal process or in connection with any legal proceeding in which Bank and Borrower are adverse parties; and (e) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of Bank's interests hereunder or a participation interest in the Revolving Note and/or the Term Note, each in accordance with Section 9.4 hereof, provided that the recipient has delivered to Bank a written confidentiality agreement substantially similar to this Section 9.5. Bank further agrees that it will not use such confidential information in any activity or for any purpose other than the administration of credit facilities extended to Borrower and its Subsidiaries and, without limitation, will take such steps as are reasonably appropriate to preclude access to any such confidential information to be obtained by any person employed by Bank, or by an affiliate of Bank, who is not involved in the administration of credit facilities extended to Borrower and its Subsidiaries. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably specified by Borrower as confidential, other than (i) information filed with any governmental agency and available to the public, (ii) information published in any public medium from a source other than, directly or indirectly, Bank, and
(iii) information disclosed by Borrower to any person not associated with Borrower without a written confidentiality agreement substantially similar to this Section 9.5. Certain of the confidential information pursuant to this Agreement is or may be valuable proprietary information that constitutes a trade secret of Borrower or its Subsidiaries; neither the provision of such confidential information to Bank or the limited disclosures thereof permitted by this Section 9.5 shall affect the status of any such confidential information as a trade secret of Borrower and its Subsidiaries. Bank, and each other person who agrees to be bound by this Section 9.5, acknowledges that any breach of the agreements contained in this Section 9.5 would result in losses that could not be reasonably or adequately compensated by money damages. Accordingly, if Bank or any such other person breaches its obligations hereunder, Bank or such other person recognizes and consents to the right of Borrower, Intermediate Parent, and/or Broker Subsidiary to seek injunctive relief to compel such Bank or other Person to abide by the terms of this Section 9.5.

                  9.6 Waiver of Jury Trial. The Borrower waives any right it may have to trial by jury in any action or proceeding to enforce or defend any rights or remedies arising under this Agreement and the Revolving Note and the Term Note.

                  9.7 Entire Agreement. This instrument and the exhibits hereto embody the entire agreement with respect to the subject matter hereof between the Borrower and the Bank.

                  9.8 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  9.9 Governing Law. This Agreement and the Revolving Note and the Term Note shall be deemed to be contracts under, and for all purposes shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

                  9.10 Notice of Modification of Borrowing Agreements. The Borrower shall give prior notice to the Bank of any proposed modification in the terms of any of the Borrowing Agreements and hereby agrees, should the Bank so request, to make identical modifications in the terms of this Agreement.

                  9.11 No Priority. Nothing in this Agreement is intended, or shall be interpreted, to create any priority of any of the banks listed on
Schedule I over any other of such banks with respect to their rights under the Borrowing Agreements.

                  9.12  Headings.   All  headings  in  this  Agreement  are  for
convenience of reference only and shall not be construed to limit or interpret the provisions they introduce.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.


Bank:                                   Borrower:

[NAME OF BANK]                          THE CHARLES SCHWAB
                                         CORPORATION



By _____________________________        By _________________________________
Its_____________________________          Christopher V. Dodds
                                          Senior Vice President and Treasurer

                                   SCHEDULE I
              to Credit Agreement dated as of June 27, 1997 between
            The Charles Schwab Corporation and the Banks listed below
                              (Dollars in Millions)


                                                                         Amount

Bank of America Illinois                                                  $50
Attn:  John E. Williams IV, Vice President
231 South LaSalle Street
Chicago, IL  60697

Bank of New York                                                           50
Attn:  Mark Rogers, Vice President
One Wall Street, First Floor
New York, NY  10286

Chase Manhattan Bank                                                       20
Broker Dealer Division
Attn:  Richard Cassa, Vice President
One Chase Plaza, 21st Floor
New York, NY 10081

Citicorp USA, Inc.                                                         50
Attn:  Michael Mauerstein, Vice President
399 Park Avenue, 12th Floor, Zone 10
New York, NY 10043

The First National Bank of Chicago                                         20
Attn:  Rob Danziger, Vice President
153 West 51st Street
New York, NY 10019

First Tennessee Bank National Association                                  20
Attn:  Victor Notaro, Vice President
P.O. Box 84
Main Office, 9th Floor
Memphis, TN  38103

The Fuji Bank, Limited                                                     20
San Francisco Agency
Attn:  Mike Rogers, Vice President
601 California Street
San Francisco, California 94108

Norwest Bank Minnesota, N.A.                                               30
Attn:  Janet Klein, Vice President
6th and Marquette
Minneapolis, MN 55479-0085

PNC Bank                                                                   50
Attn:  Brenda Peck, Vice President
1600 Market Street, 21st Floor
Philadelphia, PA  19101

NationsBank, N.A. (South)                                                  20
Attn:  Jim Dever, Senior Vice President
55 Broadway, 4th Floor
New York, NY 10006

Union Bank of Switzerland                                                  20
New York Branch
Attn:  Virginia Loebel, Managing Director
299 Park Avenue
New York, NY 10171-0026

                                   EXHIBIT A-1


                                 REVOLVING NOTE


                                                                Date:

$__________________


                  For value received, the undersigned The Charles Schwab Corporation ("Schwab") hereby promises to pay to the order of ________________ (the "Bank") at ______________, the principal amount of each Advance made by the Bank to Schwab under the terms of a Credit Agreement between Schwab and the Bank, dated as of June 27, 1997, as amended from time to time (the "Credit Agreement"), as shown in the schedule attached hereto and any continuation thereof, on the last day of the Interest Period (as defined in the Credit Agreement) for such Advance. The undersigned also promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid, at the rates per annum, and payable at such times, as are specified in the Credit Agreement. This Note shall be subject to the Credit Agreement, and all principal and interest payable hereunder shall be due and payable in accordance with the terms of the Credit Agreement. Terms defined in the Credit Agreement are used herein with the same meanings.

                  Principal and interest payments shall be in money of the United States of America, lawful at such times for the satisfaction of public and private debts, and shall be in immediately available funds.

                  Schwab   promises  to  pay  costs  of  collection,   including
reasonable attorney's fees, if default is made in the payment of this Note.

                  The terms and provisions of this Note shall be governed by the applicable laws of the State of California.

                  IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officers or employees thereunto duly authorized and directed by appropriate corporate authority.

                                             The Charles Schwab Corporation



                                       By:   _______________________________
                                             Christopher V. Dodds
                                             Senior Vice President and Treasurer

                                   EXHIBIT A-2


                                    TERM NOTE


                                                                Date:

$__________________


                  For value received, the undersigned The Charles Schwab Corporation ("Schwab") hereby promises to pay to the order of ___________________ (the "Bank") at ____________________________, the principal amount of each Term Loan made by the Bank to Schwab under the terms of a Credit Agreement between Schwab and the Bank, dated as of June 27, 1997, as amended from time to time (the "Credit Agreement"), as shown in the schedule attached hereto and any continuation thereof, on the Term Loan Maturity Date (as defined in the Credit Agreement) for such Term Loan. The undersigned also promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid, at the rates per annum, and payable at such times, as are specified in the Credit Agreement. This Note shall be subject to the Credit Agreement, and all principal and interest payable hereunder shall be due and payable in accordance with the terms of the Credit Agreement. Terms defined in the Credit Agreement are used herein with the same meanings.

                  Principal and interest payments shall be in money of the United States of America, lawful at such times for the satisfaction of public and private debts, and shall be in immediately available funds.

                  Schwab   promises  to  pay  costs  of  collection,   including
reasonable attorney's fees, if default is made in the payment of this Note.

                  The terms and provisions of this Note shall be governed by the applicable laws of the State of California.

                  IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officers or employees thereunto duly authorized and directed by appropriate corporate authority.

                                             The Charles Schwab Corporation



                                       By:   _______________________________
                                             Christopher V. Dodds
                                             Senior Vice President and Treasurer

                                    EXHIBIT B


                            CONFIRMING BANK AGREEMENT


                  This Agreement is entered into as of June 27, 1997 between The Charles Schwab Corporation (the "Borrower") and Bank of America Illinois (the "Confirming Bank").

                  WHEREAS, under the terms of separate substantially similar Credit Agreements (the "Credit Agreements") between the Borrower and each of the banks (the "Banks") set forth on Schedule I hereto, the Banks have severally agreed to lend certain amounts to the Borrower on a revolving credit loan basis through June 26, 1998 and maturing no later than September 24, 1998 and to make Term Loans to the Borrower on or before June 26, 1998 and maturing no later than June 25, 1999;

                  WHEREAS, the Borrower desires the Confirming Bank to calculate the basis for the rates of interest to be borne by certain of the loans which may be made by the Banks to the Borrower under the Credit Agreements:

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                  1. Terms defined in the Credit Agreements shall bear the same meanings herein unless the context otherwise requires.

                  2. Upon the terms and subject to the conditions hereinafter mentioned, the Confirming Bank shall determine the CD Rate (including the Assessment Rate and the CD Rate Reserve Percentage), the Eurodollar Rate (including the Eurodollar Rate Reserve Percentage) or the Reference Rate which is to serve as the basis for the interest rate of certain loans made under any of the Credit Agreements.

                  3. Simultaneously with the giving of a Borrowing Advice, to any of the Banks, the Borrower shall give to the Confirming Bank notice of such Borrowing Advice (such notice being hereinafter referred to as a "Rate Request") which shall specify the Bank to which such Borrowing Advice was given and the principal amount, the Interest Period, and the basis for interest calculation referred to therein.

                  4. (a) Upon receipt by the  Confirming  Bank of a Rate Request relating to an Interest Period for which the interest calculation is to be based on the Eurodollar Rate, the Confirming Bank, as soon as practicable, shall (i) calculate the Eurodollar Rate Reserve Percentage for such Interest Period, which shall be the percentage (expressed as a decimal) that is in effect on the first day of such Interest Period, as prescribed by the Board of Governors of the U.S. Federal Reserve System (or any successor), for determining the reserve requirements to be maintained by the Bank under Regulation D (or any successor regulation thereof) as amended to the date hereof (including such reserve requirements as become applicable to the Bank pursuant to phase-in or other similar requirements of Regulation D at any time subsequent to the date hereof) in respect of "Eurocurrency liabilities" (as defined in Regulation D), (ii) (aa) if there appear on the Reuters Screen LIBO Page as at 11:00 A.M. (London time) two Eurodollar Banking Days prior to the commencement of the relevant Interest Period at least two rates at which deposits of U.S. dollars for the selected Interest Period are offered, identify such offered rates and calculate the Eurodollar Rate to be the arithmetic mean (adjusted upward, if necessary, to the nearest 1/16 of 1%) of such offered rates or (bb) if fewer than two offered rates appear, obtain from each of the Eurodollar Rate Reference Banks information with respect to the average rate per annum (adjusted upward, if necessary, to the nearest 1/16 of 1%) at which deposits of U.S. dollars for the selected Interest Period and in the amount specified in the Rate Request are offered in immediately available funds to such Eurodollar Rate Reference Bank (without giving effect to reserve requirements described in the Eurodollar Rate Reserve Percentage section of the Credit Agreement) in the London interbank market as at 11:00 a.m. (London time) two Banking Days prior to the commencement of the relevant Interest Period and shall determine the Eurodollar Rate for the relevant Interest Period to be the average of the rates so obtained, adjusted upward, if necessary, to the nearest 1/16 of 1%, and (iii) determine the Eurodollar Rate for the relevant Interest Period to be (aa) the applicable rate obtained pursuant to paragraph 4(a)(ii)(aa) or (bb) hereof, divided by a percentage (expressed as a decimal) equal to 1.00 minus the Eurodollar Rate Reserve Percentage. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Rate Reserve Percentage.

                           In the event  that (x) fewer than two  offered  rates
appear on the Reuters Screen LIBO Page as described above and fewer than two Eurodollar Rate Reference Banks shall have provided information with respect to such offered rates to the Confirming Bank, or (y) the Confirming Bank shall have determined (which determination shall be conclusive and binding upon the Borrower and the Banks) that by reason of changes affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for the relevant Interest Period, the Confirming Bank shall notify the Borrower and the Bank specified in the Rate Request of such fact as soon as possible (and provide information concerning the basis for any such determination described in (y) above).

                           (b) As soon as possible  after the  determination  of
the Eurodollar Rate, the Confirming Bank shall forthwith notify the Borrower and the Bank specified in the Rate Request of such determination by telephone, confirmed by written or telegraphic communication. The Confirming Bank shall simultaneously notify the Borrower and the Bank as to which of the Eurodollar Rate Reference Banks supplied information used in determining the Eurodollar Rate and the information supplied by each such bank.

                  5. (a) Upon receipt by the Confirming Bank of a Rate Request relating to an Interest Period for which the interest calculation is to be based on the CD Rate, the Confirming Bank, as soon as practicable, shall:

                         (i)  estimate  the  Assessment  Rate for such  Interest
Period, which shall be the assessment rate per annum (adjusted upward, if necessary, to the nearest 1/100 of 1%) on the first day of such Interest Period for determining the then current annual assessment payable by the Bank specified in the Rate Request to the Federal Deposit Insurance Corporation (or any successor thereto) for such Corporation's (or such successor's) insuring U.S. dollar deposits of the Bank specified in the Rate Request in the United States;

                         (ii) calculate the CD Rate Reserve  Percentage for such
Interest Period, which shall be the percentage (expressed as a decimal) that is in effect on the first day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirements (including, without limitation, supplemental, marginal and emergency reserves) for a bank with deposits exceeding five billion dollars that is a member of the Federal Reserve System, in respect of new non-personal time deposits in U.S. dollars in the United States in the amount specified in the Rate Request having a maturity comparable to such Interest Period (such bank's reserve ratio on such time deposits in effect on June , 1997 was 0%);

                         (iii) obtain (aa) from each of the CD  Reference  Banks
information with respect to the average rate per annum (adjusted upward, if necessary, to the nearest 1/16 of 1%) at which bids are received by each such CD Reference Bank for its certificates of deposit for the selected Interest Period and in the amount specified in the Rate Request as at 11:00 a.m., New York City time (or as soon as practicable thereafter), on the first day of the relevant Interest Period from two or more New York City certificate of deposit dealers of recognized standing selected by the Confirming Bank for the purchase at face value of such certificates of deposit, and calculate the applicable rate to be the arithmetic mean (adjusted upward, if necessary, to the nearest 1/16 of 1%) of the average rates per annum of the CD Reference Banks, or (bb) in the event the Confirming Bank cannot, without undue effort, obtain rates from such CD Reference Banks the certificate of deposit rate as reported for the date of the Borrowing Advice, in "Federal Reserve Statistical Release--Selected Interest Rates--H.15 (519)" published by the Board of Governors of the Federal Reserve System, or any successor publication, under the caption "CDs (Secondary Market)" having a maturity most closely approximating the conclusion of the Interest Period; and

                         (iv)  determine  the CD Rate for the relevant  Interest
Period to be the sum of (aa) the Assessment Rate for such Interest Period,  plus
(bb) the applicable rate obtained pursuant to paragraph 5(a) (iii)(aa) or (bb) hereof (adjusted upward, if necessary, to the nearest 1/16 of 1%) divided by a percentage (expressed as a decimal) equal to 1.00 minus the CD Rate Reserve Percentage. The CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate and the CD Rate Reserve Percentage.

                  In the event that (x) fewer than two CD Reference Banks shall have provided information with respect to such offered rates to the Confirming Bank, or (y) the Confirming Bank shall have determined (which determination shall be conclusive and binding upon the Borrower and the Banks) that by reason of changes affecting the New York City certificate of deposit market, adequate and reasonable means do not exist for ascertaining the CD Rate for the relevant Interest Period, the Confirming Bank shall notify the Borrower and the Bank specified in the Rate Request of such fact as soon as possible (and provide information concerning the basis for any such determination described in (y) above).

                     (b) As soon as possible after the determination of the CD Rate or any adjustment of the CD Rate, the Confirming Bank shall forthwith notify the Borrower and the Bank specified in the Rate Request of such determination by telephone, confirmed by written or telegraphic communication. The Confirming Bank shall simultaneously notify the Borrower and the Bank as to which of the CD Reference Banks supplied information used in determining the CD Rate and the information supplied by each such Bank.

                  6. (a) Upon receipt by the Confirming Bank of a Rate Request relating to an Interest Period for which the interest calculation is to be based on the Reference Rate, the Confirming Bank shall:

                         (i)  determine,  on a daily basis during such  Interest
Period, the higher of (a) the highest per annum rate of interest (adjusted upward, if necessary, to the nearest 1/16 of 1%) publicly announced by any Reference Rate Reference Bank as its "prime rate," "prime commercial lending rate," "reference rate," or "base rate," as the case may be, and (b) the highest per annum Federal Funds Effective Rate available to any Reference Rate Reference Bank, plus 1/2 of 1%;

                         (ii) on the last day of each month falling  within such
Interest Period, determine the Reference Rate for the applicable portion of each month then ending, which shall be equal to the arithmetic mean of the daily rates of interest with the rate on each day being equal to the rate determined under (i) above.

                     (b) At 10:00 a.m. on the first day of the month following each month for which the Reference Rate has been determined, the Confirming Bank shall notify the Borrower and the Bank specified in the Rate Request of such determination by telephone, confirmed by written or telegraphic communication. The Confirming Bank shall immediately notify the Borrower and the Bank as to which of the Reference Rate Reference Banks supplied information used in determining the Reference Rate and the information supplied by each such bank.

                  7. The determination of the Eurodollar Rate, the CD Rate or the Reference Rate by the Confirming Bank shall be final and binding in the absence of manifest error.

                  8. The Confirming Bank accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the Borrower agrees:

                     (a) The Confirming Bank shall be entitled to the compensation to be agreed upon with the Borrower for all services rendered by the Confirming Bank, and the Borrower agrees promptly to pay such compensation and to reimburse the Confirming Bank for the reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by it in connection with the services rendered by it hereunder. The Borrower also agrees to indemnify the Confirming Bank for, and to hold it harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred without gross negligence or willful misconduct, arising out of or in connection with its acting as Confirming Bank hereunder.

                     (b) In acting under this Agreement, the Confirming Bank does not assume any obligation or relationship of agency or trust for or with any of the Banks.

                     (c) The Confirming Bank shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon any notice (including any Rate Request), direction, certificate, affidavit, statement or other paper or document reasonably believed by such Confirming Bank to be genuine and to have been passed or signed by the proper parties. Under all circumstances, the Confirming Bank's maximum liability for any error or omission in the performance of its rate determination and notification obligations under this Agreement shall be the difference between (1) any erroneous rate it determined and/or provided notification of in response to a Rate Request from the Borrower, and
(2) the corresponding actual rate it should have determined and/or provided notification of pursuant to the provisions of this Agreement.

                     (d) The Confirming Bank, its officers, directors and employees may engage or be interested in any financial or other transaction with the Borrower (including the lending of moneys to the Borrower under one of the Borrowing Agreements), and may act on, or as depositary, trustee or agent for, any committee or body of holders of notes or other obligations of the Borrower, as freely as if it were not the Confirming Bank.

                     (e) The Confirming Bank shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Confirming Bank.

                     (f) The Confirming Bank may consult with counsel satisfactory to it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                     (g) Any written order, certificate, notice (including any Rate Request), request, direction, or other communication, from the Borrower made or given under any provision of this Agreement shall be sufficient if signed by a person authorized to execute and deliver a Borrowing Advice.

                  9. (a) The Confirming Bank may at any time resign as such Confirming Bank by giving written notice to the Borrower and the Banks of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that no such resignation shall become effective until a successor Confirming Bank is selected by the Borrower. The Confirming Bank may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Borrower and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Borrower, as hereinafter provided, of a successor Confirming Bank (which shall be acceptable to the Banks) and the acceptance of such appointment by such successor Confirming Bank. Upon its resignation or removal, the Confirming Bank shall be entitled to the payment by the Borrower of its compensation for the services rendered hereunder and to the reimbursement of all out-of-pocket expenses, including reasonable fees of counsel, incurred in connection with the services rendered hereunder by the Confirming Bank.

                     (b) In case at any time the Confirming Bank shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a conservator, liquidator or receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature or shall suspend payment thereof, or if an order of any court shall be entered approving any petition filed by or against the Confirming Bank under the provisions of any applicable bankruptcy or insolvency law, or if a liquidator or receiver of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Confirming Bank (which shall be acceptable to the Banks) may be appointed by the Borrower by an instrument in writing, filed with the successor Confirming Bank. Upon the appointment as aforesaid of a successor Confirming Bank and acceptance by it of such appointment, the Confirming Bank so superseded shall cease, if not previously disqualified by operation of law, to be such Confirming Bank hereunder.

                     (c) Any successor Confirming Bank appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Borrower (which shall deliver a copy of same to the Banks) an instrument accepting such appointment hereunder, and thereupon such successor Confirming Bank, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Confirming Bank hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Confirming Bank shall be entitled to receive, copies of any relevant information maintained by such predecessor Confirming Bank.

                     (d) Any corporation or bank into which the Confirming Bank may be merged or converted, or any corporation or bank with which the Confirming Bank may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Confirming Bank shall be a party, or any corporation or bank to which the Confirming Bank shall sell or otherwise transfer all or substantially all the assets and business of such Confirming Bank, shall, to the extent permitted by applicable law and provided that it shall be qualified as aforesaid, be the successor Confirming Bank under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Borrower and to each of the Banks.

                  10. The Borrower undertakes that, so long as any Revolving Note or Term Note is outstanding under any of the Credit Agreements, there shall at all times be two Eurodollar Rate Reference Banks, two CD Reference Banks, and two Reference Rate Reference Banks. The initial Eurodollar Rate Reference Banks, CD Reference Banks and Reference Rate Reference Banks shall be those stated in the Credit Agreements.

                  If any Reference Bank (i.e., any Eurodollar Rate Reference Bank, any CD Reference Bank or any Reference Rate Reference Bank) or office thereof is later unable or unwilling to act as such, the Borrower will appoint another leading bank or office thereof (independent of the Borrower and acceptable to the Banks) engaged in business in the appropriate market for determination of applicable rates to replace such Reference Bank in such capacity. The Borrower shall notify the Confirming Bank and each of the Banks forthwith upon any change in the identity of any of the Reference Banks. Pending receipt of any such notification the Confirming Bank shall be entitled to assume that the Reference Banks are those named in the Credit Agreement as modified by changes of which notification has already been received by the Confirming Bank.

                  11. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt request, or by prepaid Telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered to the intended recipient thereof in accordance with the provisions of this paragraph. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this paragraph, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective Telex, TWX or telecopier numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to the Borrower:                         The Charles Schwab Corporation
                                            101 Montgomery Street
                                            San Francisco, CA 94104
                                            Attn:  Treasury
                                            Telephone: (415) 636-9879
                                            FAX:  (415) 636-9891

If to the Confirming Bank:                  Bank of America Illinois
                                            Attn:  John E. Williams IV,
                                                     Vice President
                                                   231 South LaSalle Street
                                                   Chicago, IL  60697
                                                   Telephone:  (312) 828-6904
                                                   FAX:  (312) 828-3359

If to  any  of the  Banks:          To the respective address, telephone  number
                                    or telex number set forth opposite the name of such Bank on Schedule I hereto.

                  12. Schedule I hereto may be amended from time to time by the Borrower by the Borrower's delivery to the Confirming Bank of a new Schedule I. Each such new Schedule I delivered by the Borrower to the Confirming Bank shall replace and supersede the then-existing Schedule I, and any such newly delivered
Schedule I shall be the Schedule I referred to in this Agreement. Each such newly delivered Schedule I shall include all of the then-existing Credit Agreements between the Borrower and any Bank having substantially similar terms to the Credit Agreements listed on the original Schedule I hereto.

                  13. This Agreement shall be deemed to be a contract under, and for all purposes shall be governed by and construed and interpreted in accordance with, the laws of the State of California.

                  14. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.


BANK OF AMERICA ILLINOIS            THE CHARLES SCHWAB CORPORATION




By:  /s/ John E. Williams IV                 By:  /s/Christopher V. Dodds
     ------------------------                    --------------------------
                                                  Christopher V. Dodds
Its:  Vice President                         Senior Vice President and Treasurer

                                   SCHEDULE I
         to Confirming Bank Agreement dated as of June 27, 1997 between
           The Charles Schwab Corporation and Bank of America Illinois
                              (Dollars in Millions)


                                                                        Amount

Bank of America Illinois                                                 $50
Attn:  John E. Williams IV, Vice President
231 South LaSalle Street
Chicago, IL  60697

Bank of New York                                                          50
Attn:  Mark Rogers, Vice President
One Wall Street, First Floor
New York, NY  10286

Chase Manhattan Bank                                                      20
Broker Dealer Division
Attn:  Richard Cassa, Vice President
One Chase Plaza, 21st Floor
New York, NY 10081

Citicorp USA, Inc.                                                        50
Attn:  Michael Mauerstein, Vice President
399 Park Avenue, 12th Floor, Zone 10
New York, NY 10043

The First National Bank of Chicago                                        20
Attn:  Rob Danziger, Vice President
153 West 51st Street
New York, NY 10019

First Tennessee Bank National Association                                 20
Attn:  Victor Notaro, Vice President
P.O. Box 84
Main Office, 9th Floor
Memphis, TN  38103

The Fuji Bank, Limited                                                    20
San Francisco Agency
Attn:  Mike Rogers, Vice President
601 California Street
San Francisco, California 94108

Norwest Bank Minnesota, N.A.                                              30
Attn:  Janet Klein, Vice President
6th and Marquette
Minneapolis, MN 55479-0085

PNC Bank                                                                  50
Attn:  Brenda Peck, Vice President
1600 Market Street, 21st Floor
Philadelphia, PA  19101

NationsBank, N.A. (South)                                                 20
Attn:  Jim Dever, Senior Vice President
55 Broadway, 4th Floor
New York, NY 10006

Union Bank of Switzerland                                                 20
New York Branch
Attn:  Virginia Loebel, Managing Director
299 Park Avenue
New York, NY 10171-0026

                                                                       EXHIBIT C

                                BORROWING ADVICE

                  1. This Borrowing Advice is executed and delivered by The Charles Schwab Corporation ("Borrower") to [Bank] pursuant to that certain Credit Agreement dated as of June 27, 1997, entered into by Borrower and [Bank] (the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

                  2. Borrower hereby requests that [Bank] make an Advance [or Term Loan] for the account of Borrower (at _______________, Account No. ________________) pursuant to Paragraph 2.3 of the Credit Agreement as follows:

                  (a) Amount of Advance [or Term Loan]:_________________

                  (b) Date of Advance [or Term Loan]: _________________

                  (c) [If an Advance] Type of Advance (check one only):

                      ________ Reference Rate with ____ - day Interest Period

                      ________ CD Rate with _________- day Interest Period

                      ________ Eurodollar Rate with _______- day Interest Period

                  (d) [If a Term Loan] Type of Term Loan (check one only):

                      ________ Reference Rate with initial  ____ - day  Interest
                                 Period

                      ________ CD  Rate  with  initial  _______ -  day  Interest
                                 Period

                      ________ Eurodollar Rate with initial ______- day Interest
                                 Period

                  (e) [If a Term Loan] Maturity Date of Term Loan: _____________

                  3. Following this request for Advance [or Term Loan], the aggregate outstanding amount of all Advances and Term Loans under the Revolving Note will not exceed the Credit amount.

                  4. This Borrowing Advice is executed on ______________ by the Borrower.

                                    BORROWER:

                                                THE CHARLES SCHWAB CORPORATION
                                                a Delaware Corporation


                                                By  ___________________________
                                                    [Printed Name and Title]

                                                                       EXHIBIT D





                            [Howard, Rice Letterhead]



                                     [Date]



[Bank]




                  Re:      Credit Agreement Between
                           The Charles Schwab Corporation and [Bank]


Ladies and Gentlemen:

                  This opinion is delivered at the request of The Charles Schwab Corporation to you in your capacity as the Bank under the Credit Agreement dated as of June 27, 1997 (the "Credit Agreement") between you and The Charles Schwab Corporation, a Delaware corporation ("Borrower"). This opinion letter speaks as of close of business on June 27, 1997 (hereafter the "operative date").

                  We have acted as special counsel to Borrower in connection with the Credit Agreement. In such capacity we have examined originals, or copies represented to us by Borrower to be true copies, of the Credit Agreement and the Confirming Bank Agreement dated as of June 27, 1997 between Borrower and Bank of America Illinois (the "Confirming Bank Agreement"); and we have obtained such certificates of such responsible officials of Borrower and of public officials as we have deemed necessary for purposes of this opinion. We have assumed without investigation the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic copies of originals, and the accuracy and completeness of all corporate records certified to us by the Borrower to be accurate and complete. We have further assumed that the Credit Agreement is binding upon and enforceable against the Bank, and that the Confirming Bank Agreement is binding upon and enforceable against Bank of America Illinois. As to factual matters, we have relied upon the representations and warranties contained in and made pursuant to the Credit Agreement.

                  Capitalized terms not otherwise defined herein have the meanings given for such terms in the Credit Agreement. For the purpose of this opinion, "Loan

[Bank]
June   , 1997
Page Two



Documents" as used herein means the Credit Agreement and the Confirming Bank Agreement.

                  Based upon the foregoing and in reliance thereon, and subject to the exceptions and qualifications set forth herein, we are of the opinion that:

                  1. Borrower is a corporation duly formed, validly existing, and in good standing under the laws of Delaware.

                  2. Borrower has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Loan Documents.

                  3. Each of the two Loan Documents has been duly authorized, executed and delivered by Borrower. Each of the two Loan Documents constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such validity, binding nature or enforceability may be limited by:

                     (a) the effect of applicable federal or state bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws and court decisions relating to or affecting creditors' rights generally;

                     (b) the effect of legal and equitable principles upon the availability of creditors' remedies, regardless of whether considered in a proceeding in equity or at law;

                     (c) the effect of California judicial decisions involving statutes or principles of equity which have held that certain covenants or other provisions of agreements, including without limitation those providing for the acceleration of indebtedness due under debt instruments upon the occurrence of events therein described, are unenforceable under circumstances where it cannot be demonstrated that the enforcement of such provisions is reasonably necessary for the protection of the lender, has been undertaken in good faith under the circumstances then existing, and is commercially reasonable;

                     (d) the effect of Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce a contract or may limit the application thereof or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made;

                     (e) the unenforceability, under certain circumstances, of provisions purporting to require the award of attorneys' fees, expenses, or costs, where such provisions do not satisfy the requirements of California Civil Code Section 1717 et seq., or in any action where the lender is not the prevailing party;

[Bank]
June   , 1997
Page Three



                     (f) the unenforceability, under certain circumstances, of provisions waiving stated rights or unknown future rights and waiving defenses to obligations, where such waivers are contrary to applicable law or against public policy;

                     (g) the unenforceability, under certain circumstances, of provisions which provide for penalties, late charges, additional interest in the event of a default by the borrower or fees or costs related to such charges;

                     (h) the unenforceability, under certain circumstances, of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or another remedy;

                     (i) the unenforceability of provisions prohibiting waivers of provisions of either of the Loan Documents otherwise than in writing to the extent that Section 1698 of the California Civil Code permits oral modifications that have been executed;

                     (j) limitations on the enforceability of release, contribution, exculpatory, or nonliability provisions, under federal or state securities laws, Sections 1542 and 1543 of the California Civil Code, and any other applicable statute or court decisions; and

                     (k) limitations on the enforceability of any indemnity obligations imposed upon or undertaken by the borrower to the extent that such obligations do not satisfy the requirements of Sections 2772 et seq. of the California Civil Code and any judicial decisions thereunder.

                  The foregoing opinions are subject to the following exceptions and qualifications:

                     a. We have not been requested to verify and have not verified the validity, accuracy, or reasonableness of any of the factual representations contained in either or both of the Loan Documents, and we express no opinion with respect to any of such matters.

                     b. We are members of the bar of the State of California and are not admitted to practice in any other jurisdiction. Accordingly, we are opining herein only concerning matters governed by the Federal laws of the United States of America, the laws of the State of California, and the General Corporation Law of the State of Delaware, and only with respect to Borrower. We express no opinion concerning the applicability to either or both of the Loan Documents, or the effect thereon, of the laws of any other jurisdiction. Furthermore, we express no opinion

[Bank]
June   , 1997
Page Four



with respect to choice of law or conflicts of law, and none of the opinions stated herein shall be deemed to include or refer to choice of law or conflict of law.

                     c. We express no opinion on any Federal or state securities laws as they may relate to either or both of the Loan Documents.

                     d. We express no opinion as to compliance with the usury laws of any jurisdiction.

                     The opinions set forth herein are given as of the operative date. We disclaim any obligation to notify you or any other person or entity after the operative date if any change in fact and/or law should change our opinion with respect to any matters set forth herein. This opinion letter is rendered to you in your capacity as the Bank under the Credit Agreement and may not be relied upon, circulated or quoted, in whole or in part, by any other person or entity (other than a person or entity who becomes an assignee or successor in interest of the Bank or acquires a participation from the Bank consistent with the terms of the Loan Documents) and shall not be referred to in any report or document furnished to any other person or entity without our prior written consent; provided, however, that the foregoing shall not preclude the Bank from describing or otherwise disclosing the existence or contents of this letter to (i) any bank regulatory authority having jurisdiction over the Bank, as required by such authority, (ii) a person or entity who, in good-faith discussions between the Bank and such person or entity, is proposed to become an assignee or successor in interest of the Bank or to acquire a participation from the Bank consistent with the terms of the Loan Documents, and (iii) counsel to the Bank.

                                                Very truly yours,

                                                HOWARD, RICE, NEMEROVSKI,
                                                CANADY, FALK & RABKIN
                                                A Professional Corporation



                                                By  ___________________________


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